Exhibit (99.1)

EASTMAN KODAK COMPANY

Media Contact:
David Lanzillo      585-781-5481   david.lanzillo@kodak.com

Investor Relations Contacts:
Don Flick           585-724-4352   donald.flick@kodak.com
Patty Yahn-Urlaub   585-724-4683   patty.yahn-urlaub@kodak.com


Kodak Corrects Previously Provided GAAP Reconciliation Items

ROCHESTER, N.Y., Jan. 31 - In its fourth quarter 2005 earnings announcement and related investor presentation on January 30, 2006, Eastman Kodak Company (NYSE:EK) provided certain 2006 digital financial projections, which it reconciled to the most directly comparable GAAP financial measures in the related attached appendices. Those reconciliations are now understood to have included errors.
The corrected information is below:

Digital Revenue Growth

The Digital Revenue Growth information provided to investors is presented on a stand-alone basis. Because of the presentation of this amount on a stand-alone basis, this Digital Revenue Growth information represents a non-GAAP measure. The table below reconciles Digital Revenue Growth to Total Company Revenue Growth, which is the most directly comparable GAAP measure:

                                 2004      2005       2005       2006
                                Actual    Actual   Pro Forma     Plan
                                ------    ------   ---------     ----
Digital Revenue Growth,
 as presented                    39%        40%         45%      16%-22%
Traditional Revenue Decline*    (11)%      (18)%       (18)%   (22)%-(16)%
New Technologies Revenue
 Growth*                         37%        17%         24%         *
                                -----      -----     -----       ------
Total Company Revenue Growth      5%         6%          6%      (2)%-4%

* Traditional Revenue Decline includes New Technologies


Projected Digital Earnings (2006 Digital Earnings Outlook)

The following table reconciles Projected Digital Earnings for 2006, as presented, to the most directly comparable GAAP measure of total consolidated loss from continuing operations before interest, other income (charges), net and income taxes (loss from operations) (dollar amounts in millions):

Projected Digital Earnings, as presented                $350-$450
Traditional Earnings, New Technologies Earnings
  and Restructuring Costs                             (1,200)-(950)
                                                      -------------
Loss from operations                                  $ (850)-$(500)


2006 Outlook

     Additionally, in its fourth quarter 2005 earnings announcement, the company indicated that it expected to increase 2006 digital earnings to a range of $350 million to $450 million. As a result of the corrections noted above, the company expects 2006 total loss from operations, which is the most directly comparable GAAP financial measure, in the range of a negative $500 million to a negative $850 million.

Safe Harbor Statement:

Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to expectations for the Company's earnings, revenue, revenue growth, and cash are forward-looking statements.

Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in this press release are subject to a number of factors and uncertainties, including the successful:

   - Implementation of our digital growth and profitability strategies, business model, and cash plan;
   -  Implementation of a changed segment structure;
   - Implementation of our cost reduction program, including asset rationalization and monetization, reduction in sales, general and administrative costs and personnel reductions;
   - Implementation of, and performance under, our debt management program;
   - Implementation of product strategies (including category expansion, digitization, organic light emitting diode (OLED) displays, and digital products);
   - Implementation of intellectual property licensing and other strategies;
   -  Development and implementation of e-commerce strategies;
   - Completion of information systems upgrades, including SAP, our enterprise system software;
   -  Completion of various portfolio actions;
   -  Reduction of inventories;
   -  Integration of newly acquired businesses;
   -  Improvement in manufacturing productivity and techniques;
   -  Improvement in receivables performance;
   -  Reduction in capital expenditures;
   - Improvement in supply chain efficiency and management of sourcing relationships;
   - Implementation of our strategies designed to address the decline in our traditional businesses; and
   - Performance of our business in emerging markets like China, India, Brazil, Mexico and Russia;

Forward-looking statements contained in this press release are subject to the following additional risk factors:

   - Inherent unpredictability of currency fluctuations and raw material costs;
   -  Competitive actions, including pricing;
   - Changes in our debt credit ratings and our ability to access capital markets;
   - The nature and pace of technology evolution, including the traditional-to-digital transformation;
   -  Continuing customer consolidation and buying power;
   - Current and future proposed changes to accounting rules and to tax laws, as well as other factors which could adversely impact our effective tax rate in the future;
   - General economic, business, geopolitical, regulatory and public health conditions;
   -  Market growth predictions; and
   - Other factors and uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission;

Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.


For additional information about Kodak, visit: www.kodak.com

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2006